AETHER SYSTEMS, INC.
COMPUTATION OF EARNINGS PER COMMON SHARE



                                                                  Computation of Earnings
                                                                      per Common Share
                                        -------------------------------------------------------------------------
                                                          (in thousands, except per share data)

                                                Three Months Ended                    Twelve months Ended
                                                December 31, 2000                      December 31, 2000
                                        ----------------------------------     -----------------------------------
                                        Net Loss      Shares     Per Share       Net Loss      Shares    Per Share
                                        --------      ------     ---------      --------       ------    ---------
BASIC EPS
Pro forma net loss available
  To common shareholders               (132,254)      39,283      (3.37)        (362,700)      36,310      (9.99)

EFFECT OF DILUTIVE SHARES
Stock options                                --           --         --               --           --         --
                                       --------       ------      -----         --------       ------       -----
DILUTIVE EPS (1)
Pro forma net loss available
  to common shareholders               (132,254)      39,283      (3.37)        (362,700)      36,310      (9.99)
                                       --------       ------      -----         --------       ------       -----



                                                                  Computation of Earnings
                                                                      per Common Share
                                        -------------------------------------------------------------------------
                                                          (in thousands, except per share data)

                                                Three Months Ended                    Twelve months Ended
                                                December 31, 2001                      December 31, 2001
                                        ----------------------------------    -----------------------------------
                                        Net Loss      Shares     Per Share    Net Loss      Shares     Per Share
                                        --------      ------     ---------    --------      ------     ---------
BASIC EPS
Pro forma net loss available
  To common shareholders                (106,776)     41,241      (2.59)      (1,654,095)    40,732     (40.61)

EFFECT OF DILUTIVE SHARES
Stock options                                 --          --         --               --         --         --
                                        --------      ------       ----       ----------     ------     ------
DILUTIVE EPS (1)
Pro forma net loss available
  to common shareholders                (106,776)     41,241      (2.59)      (1,654,095)    40,732     (40.61)
                                        --------      ------       ----       ----------     ------     ------